As filed with the United States Securities and Exchange Commission on May 11, 2026

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0241222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway
San Antonio, Texas 78258
Telephone: (210) 253-5000
(Address of Principal Executive Offices, including Zip Code)

iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan
(Full title of the plan)

David Hillman
Executive Vice President, Chief Legal Officer and Secretary
iHeartMedia, Inc.
20880 Stone Oak Parkway
San Antonio, Texas 78258
(210) 253-5000
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Dennis G. Craythorn
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 13,000,000 shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of iHeartMedia, Inc. (the “Registrant”), that may become issuable under the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan, as amended (the "2021 Plan"), following approval of an amendment to the 2021 Plan at the Registrant’s 2026 Annual Meeting of Stockholders, and for which registration statements of the Registrant on Form S-8 (Nos. 333-271569 and 333-255494) are effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

Item 8. EXHIBITS.

Exhibit Number	Exhibit Description
4.1	Fifth Amended and Restated Certificate of Incorporation of iHeartMedia, Inc. (incorporated by reference to Exhibit 3.1 of iHeartMedia, Inc.'s Current Report on Form 8-K filed on May 2, 2019)
4.2
Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of iHeartMedia, Inc. (incorporated by reference to Exhibit 3.1 of iHeartMedia, Inc.'s Current Report on Form 8-K filed on June 5, 2024)

4.3	Fourth Amended and Restated Bylaws of iHeartMedia, Inc., dated November 16, 2023 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by iHeartMedia, Inc. on November 22, 2023)
5.1*	Opinion of Latham Watkins LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1
24.1*	Power of Attorney (included on the signature page of the Registration Statement)
99.1	iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by iHeartMedia Inc. on April 23, 2021)
99.1.1
Amendment to the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan, effective May 18, 2023 (incorporated by reference to Exhibit 10.1 of iHeartMedia, Inc.'s Current Report on Form 8-K filed on May 19, 2023)

99.1.2*	Form of Second Amendment to the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan
107.1*	Filing Fee Table
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 11th day of May, 2026.

IHEARTMEDIA, INC.
/s/ David Hillman
David Hillman
Executive Vice President, Chief Legal Officer and Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of iHeartMedia, Inc., hereby severally constitute and appoint Robert W. Pittman, Richard J. Bressler, Michael B. McGuinness and David Hillman, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Robert W. Pittman Robert W. Pittman	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	May 11, 2026
/s/ Richard J. Bressler Richard J. Bressler	President, Chief Operating Officer (Principal Financial Officer) and Director	May 11, 2026
/s/ Michael B. McGuinness Michael B. McGuinness	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 11, 2026
/s/ James A. Rasulo James A. Rasulo	Director	May 11, 2026
/s/ Samuel E. Englebardt Samuel E. Englebardt	Director	May 11, 2026
/s/ Robert B. Millard Robert B. Millard	Director	May 11, 2026
/s/ Cheryl Mills Cheryl Mills	Director	May 11, 2026
/s/ Graciela Monteagudo Graciela Monteagudo	Director	May 11, 2026
/s/ Kamakshi Sivaramakrishnan Kamakshi Sivaramakrishnan	Director	May 11, 2026